                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 9, 2000, accompanying the consolidated financial statements included in the Annual Report of Medis Technologies Ltd. and Subsidiaries on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Medis Technologies Ltd. and Subsidiaries on Form S-3 (File No. 333-63874) effective July 13, 2001.


GRANT THORNTON LLP


New York, NY
March 25, 2002